UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 1, 2021 (September 29, 2021)

United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,
Pittsburgh, PA 15219-2800
(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121
Registrant’s Telephone Number, Including Area Code
____________________________________________
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 29, 2021, U. S. Steel Košice, s.r.o. (“USSK”), a company organized under the laws of the Slovak Republic and a wholly owned subsidiary of United States Steel Corporation (the “Corporation”), and Ferroenergy s.r.o., a company organized under the laws of the Slovak Republic and a wholly owned subsidiary of USSK, as guarantor, entered into an unsecured sustainability linked revolving credit facility (the “USSK Credit Agreement”) with the lenders party thereto. The USSK Credit Agreement replaces USSK’s EUR 460,000,000 multicurrency revolving credit facility dated September 26, 2018, as amended from time to time (the “Prior Facility”). The USSK Credit Agreement provides for a EUR 300,000,000 revolving unsecured credit facility that expires on September 29, 2026. The USSK Credit Agreement also includes an accordion that allows USSK to request, at any time during the first 12 months of the agreement, an increase to the total commitment amount up to an additional EUR 200,000,000. The USSK Credit Agreement contains customary representations and warranties, affirmative covenants, negative covenants and events of default and other terms and conditions substantially similar to the Prior Facility.

The foregoing descriptions of the USSK Credit Agreement do not purport to be complete and are subject to and qualified in their entirety to the full text of the USSK Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On September 29, 2021, in connection with the entry into the USSK Credit Agreement, USSK voluntarily cancelled the Prior Facility. The Prior Facility would have matured on September 26, 2023. No early termination penalties applied with respect to such voluntary cancellation prior to maturity.

The material terms of the Prior Facility are described in the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2018. The foregoing descriptions of the Prior Facility do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Prior Facility, which was filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the SEC on October 2, 2018 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1
€300,000,000 Unsecured Sustainability Linked Revolving Credit Facility, dated September 29, 2021, for U. S. Steel Košice, s.r.o., guaranteed by Ferroenergy S.R.O., arranged by ING Bank N.V. acting through ING Bank N.V., Pobočka Zahraničnej Banky, Slovenská Sporiteľňa, A.S., Komerční Banka, A.S. acting through Komerční Banka, A.S., Pobočka Zahraničnej Banky, and Unicredit Bank Czech Republic and Slovakia, A.S. acting through Unicredit Bank Czech Republic and Slovakia, A.S., Pobočka Zahraničnej Banky, and Unicredit Bank Czech Republic and Slovakia, A.S. acting through Unicredit Bank Czech Republic and Slovakia, A.S., Pobočka Zahraničnej Banky as Mandated Lead Arrangers, and Československá Obchodná Banka, A.S. and Citibank Europe Plc acting through Citibank Europe Plc, Pobočka Zahraničnej Banky as Lead Arrangers, with ING Bank, N.V. as Bookrunner and Coordinator, Facility Agent, Documentation Agent and Sustainability Coordinator.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Corporation hereby undertakes to furnish supplemental copies of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Manpreet S. Grewal
Manpreet S. Grewal
Vice President, Controller & Chief Accounting Officer

Dated: October 1, 2021